                                                                    Exhibit 99.1

                                                           For Immediate Release

               SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS FOR
                     ITS FIRST QUARTER ENDED MARCH 31, 2005

     MT.  LAUREL,  NEW JERSEY,  MAY 10, 2005 . . . SL  INDUSTRIES,  INC. (AMEX &
PHLX:SLI)  announced  today that revenue for the first  quarter  ended March 31,
2005 was  $32,456,000,  compared to $26,641,000 for the first quarter last year.
Income from continuing  operations was  $1,969,000,  or $0.35 per diluted share, compared to income from continuing  operations of $685,000, or $0.11 per diluted share, for the same period in 2004. Income from continuing  operations benefited by approximately  $257,000, or $0.05 per diluted share, due to current and prior year  research and  development  tax credits  recorded  during the first quarter
2005. In addition,  loss from discontinued  operations was $70,000 for the first quarter of 2005,  compared to income from discontinued  operations of $2,457,000 for the same period last year. As a result,  the Company  recorded net income of
$1,899,000,  or $0.34 per diluted share, for the first quarter of 2005, compared to net income of  $3,142,000,  or $0.52 per diluted  share,  for the same period last year. The results from discontinued operations in the first quarter of 2004 primarily  represent  the  receipt of  settlement  fees in  connection  with the
Company's dismissed lawsuit with American Power Conversion Corporation.

     The Company  reported net new orders of $32,262,000 in the first quarter of
2005,  compared to net new orders of  $31,540,000  in the first quarter of 2004.
Backlog at March 31, 2005 was $42.0 million, as compared to $43.2 million a year earlier.

     Commenting  on  the  results,  Warren  Lichtenstein,   Chairman  and  Chief
Executive  Officer of SL  Industries,  said,  "The Company's  business  segments benefited from continued strong demand in their served markets. Within the Power
Electronics  Group,  Condor  reported  increased  orders from medical  equipment manufacturers and from distributors.  Teal also encountered steady demand in its medical niches."

     "SL Montevideo  Technology  performed well. Sales to the military aerospace industry  recorded  continued  growth,  while sales to the commercial  aerospace sector has not yet shown signs of renewed economic activity."

     Lichtenstein  continued,  "After  experiencing  weak  demand  in its  power utility market for the past two years, RFL Electronics reported sharply improved activity  in the  first  quarter.  It  continues  to be  difficult  to  forecast short-term  demand;  however,  we have been  encouraged  by a sharp  increase in requests  for quotes  from  international  markets,  particularly  for RFL's new product line. Several of these products are now being tested by U.S. customers."

     Lichtenstein  concluded,  "The Board of Directors has  established  May 25,
2005 as the date of the Annual  Shareholders  Meeting for shareholders of record on April 14, 2005.  The meeting will be held at the Warwick Hotel in New York at
10:00 a.m. We look  forward to  discussing  the  Company's  businesses  with our shareholders at that time."

ABOUT SL INDUSTRIES
     SL Industries,  Inc. designs,  manufactures and markets power  electronics, power motion, power protection,  teleprotection and communications equipment and systems  that is used in a variety of  medical,  aerospace,  computer,  datacom,
industrial,   telecom,  transportation  and  electric  power  utility  equipment applications.  For more information about SL Industries,  Inc. and its products, please visit the Company's web site at WWW.SLINDUSTRIES.COM.

FORWARD-LOOKING STATEMENTS
     This press release contains statements that are forward-looking  statements within the  meaning of the  Private  Securities  Litigation  Reform Act of 1995.
These  statements are based on current  expectations,  estimates and projections about the Company's  business based, in part, on assumptions made by management.
These  statements  are not guarantees of future  performance  and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore,  actual outcomes and results may differ  materially from what is expressed or forecasted in such  forward-looking  statements  due to  numerous  factors,  including  the following: the effectiveness of the cost reduction initiatives undertaken by the
Company,  changes in demand for the Company's products,  product mix, the timing of  customer  orders and  deliveries,  the impact of  competitive  products  and pricing,  constraints on supplies of critical components,  excess or shortage of production  capacity,  difficulties  encountered in the  integration of acquired businesses and other risks discussed from time to time in the Company's  filings and reports with the  Securities  and  Exchange  Commission.  In addition,  such statements  could be  affected by general  industry  and market  conditions  and growth rates, and general domestic and international  economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not  undertake  any  obligation  to update any  forward-looking statement to reflect events or circumstances after the date of this release.

                         SL INDUSTRIES, INC.
                 SUMMARY CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                               March 31,  December 31,
                                                 2005        2004
                                              ----------- ------------
                                              (Unaudited)
                                              -----------
ASSETS
  Cash and cash equivalents                       $1,926       $2,659
  Marketable securities                              433            -
  Accounts and notes receivables, net             17,611       15,734
  Inventories, net                                15,248       15,839
  Other current assets                             4,198        3,758
                                              ----------- ------------
    Total current assets                          39,416       37,990
                                              ----------- ------------

  Property, plant and equipment, net               8,379        8,509
  Intangible assets, net                          11,484       11,512
  Other assets                                     4,636        5,073
                                              ----------- ------------
    Total assets                                 $63,915      $63,084
                                              =========== ============

  Long term debt due within one year              $1,828         $559
  Other current liabilities                       16,773       17,935
  Long term debt, less portion due within one
   year                                                -        1,456
  Other liabilities                                5,375        5,447
  Shareholders' equity                            39,939       37,687
                                              ----------- ------------
    Total liabilities and shareholders'
     equity                                      $63,915      $63,084
                                              =========== ============

                         SL INDUSTRIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (unaudited)

                                                   Three-Months Ended
                                                        March 31,
                                                     2005      2004
                                                   --------- ---------

Net sales                                           $32,456   $26,641

Cost and expenses:
  Cost of products sold                              20,595    17,045
  Engineering and product development                 2,323     2,208
  Selling, general and administrative                 6,327     5,720
  Depreciation and amortization                         474       474
                                                   --------- ---------
Total costs and expenses                             29,719    25,447
                                                   --------- ---------

Income from operations                                2,737     1,194
Other income (expense):
  Amortization of deferred financing costs             (112)     (112)
  Interest income                                        29        43
  Interest expense                                      (88)      (89)
                                                   --------- ---------

Income from continuing operations before income
 taxes                                                2,566     1,036

Income tax provision                                    597       351
                                                   --------- ---------
Income from continuing operations                     1,969       685
Income (loss) from discontinued operations (net of
 tax)                                                   (70)    2,457
                                                   --------- ---------
Net income                                           $1,899    $3,142
                                                   ========= =========

Basic net income (loss) per common share
  Income from continuing operations                   $0.36     $0.12
  Income (loss) from discontinued operations (net
   of tax)                                            (0.01)     0.41
                                                   --------- ---------
  Net income                                          $0.35     $0.53
                                                   ========= =========

Diluted net income (loss) per common share
  Income from continuing operations                   $0.35     $0.11
  Income (loss) from discontinued operations (net
   of tax)                                            (0.01)     0.41
                                                   --------- ---------
  Net income                                          $0.34     $0.52
                                                   ========= =========

Shares used in computing basic net income (loss)
 per common share                                     5,473     5,939
Shares used in computing diluted net income (loss)
 per common share                                     5,624     6,032

                         SL INDUSTRIES, INC.
           CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                            (In thousands)
                             (unaudited)

                                                    Three-Months Ended
                                                        March 31,
                                                      2005     2004
                                                    --------- --------

Net income                                            $1,899   $3,142
Other comprehensive income, net of tax:
    Unrealized gain on securities                         13        -

                                                    --------- --------
Comprehensive income                                  $1,912   $3,142
                                                    ========= ========

---------------------
Contact:
     SL Industries, Inc.
     David R. Nuzzo, 856-727-1500 ext. 5515
     Facsimile: 856-727-1683
     DAVID.NUZZO@SLINDUSTRIES.COM